EXHIBIT 99.1
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             INT MEDIA GROUP, INC. APPOINTS INDEPENDENT ACCOUNTANTS

(New York, NY - May 9, 2002) - INT Media Group, Incorporated (Nasdaq: INTM) today announced that its Board of Directors has appointed Deloitte & Touche LLP as the company's independent accountants for 2002.

"We look forward to working with Deloitte & Touch LLP in the firm's new role as our independent accountants," said Alan M. Meckler, Chairman and CEO of INT Media Group.

Prior to the selection of Deloitte & Touche LLP, Arthur Andersen LLP had served as the company's independent accountants. "We value greatly the professional services provided by Arthur Andersen over the years and appreciate their excellent work," said Meckler.

ABOUT INT MEDIA GROUP
INT Media Group (Nasdaq: INTM), (http://www.intmediagroup.com) headquartered in Darien, CT, is a leading provider of global real-time news, information and media resources for Internet industry and information technology professionals, Web developers and experienced Internet users. INT Media Group includes the internet.com and EarthWeb.com Network of over 150 Web sites and 200 e-mail newsletters that generate over 225 million page views monthly. INT Media Events include nearly 40 offline conferences and trade shows on Internet and IT-specific topics that are aligned with our Network of Web sites and e-mail newsletters. In addition, INT Media Research publishes research reports analyzing the Internet and information technologies sectors worldwide.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: STATEMENTS IN THIS PRESS RELEASE WHICH ARE NOT HISTORICAL FACTS ARE "FORWARD-LOOKING STATEMENTS" THAT ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS. THE POTENTIAL RISKS AND UNCERTAINTIES ADDRESS A VARIETY OF SUBJECTS INCLUDING, FOR EXAMPLE, THE COMPETITIVE ENVIRONMENT IN WHICH INT MEDIA GROUP COMPETES; THE UNPREDICTABILITY OF INT MEDIA GROUP'S FUTURE REVENUES (INCLUDING THOSE RESULTING FROM ONLINE ADVERTISING ON INT MEDIA GROUP'S NETWORK OF WEB SITES AND RELATED INTERNET MEDIA PROPERTIES), EXPENSES, CASH FLOWS AND STOCK PRICE; INT MEDIA GROUP'S INVESTMENTS IN INTERNATIONAL AND VENTURE FUND INVESTMENTS; ANY MATERIAL CHANGE IN INT MEDIA GROUP'S INTELLECTUAL PROPERTY RIGHTS AND CONTINUED GROWTH AND ACCEPTANCE OF THE INTERNET AND INFORMATION TECHNOLOGY. FOR A MORE DETAILED DISCUSSION OF SUCH RISKS AND UNCERTAINTIES, REFER TO INT MEDIA GROUP'S REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934. THE FORWARD-LOOKING STATEMENTS INCLUDED HEREIN ARE MADE AS OF THE DATE OF THIS PRESS RELEASE, AND INT MEDIA GROUP ASSUMES NO OBLIGATION TO UPDATE THE FORWARD-LOOKING STATEMENTS AFTER THE DATE HEREOF.